Exhibit 99(a)(5)

ARTICLES SUPPLEMENTARY

AUGUSTAR VARIABLE INSURANCE PRODUCTS FUND, INC.

AuguStar Variable Insurance Products Fund, Inc., a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, as amended, hereby files these Articles Supplementary for record in connection with the renaming and re-classification of certain shares of the corporation’s common stock.

FIRST: The corporation is duly registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to resolutions duly adopted at a meeting, the Board of Directors has re- classified certain shares of the corporation’s authorized common stock in accordance with Section 2- 105(c) of the Code of Maryland.

THIRD: Immediately before the re-classification of shares, the total number of shares of common stock of all classes that the corporation had authority to issue was one billion five hundred and fifty million (1,550,000,000) shares of par value of one dollar ($1.00) per share, being an aggregate par value of one billion five hundred and fifty million dollars ($1,550,000,000). Such shares have previously been designated in the following classes:

AVIP Bond Class	Twenty-two million shares
AVIP BlackRock Balanced Allocation Class	Twenty-five million shares
AVIP BlackRock Advantage International Equity Class	Fifty million shares
AVIP Fidelity Institutional AM® Equity Growth Class	Seventy-four million shares
AVIP AB Small Cap Class	Seventeen million shares
AVIP AB Mid Cap Core Class	Six million shares
AVIP S&P 500® Index Class	Fifty million shares
AVIP S&P MidCap 400® Index Class	Thirty-one million shares
AVIP BlackRock Advantage Large Cap Value Class	Twenty-six million shares
AVIP Federated High Income Bond Class	Thirteen million shares
AVIP Nasdaq-100® Index Class	Twenty-seven million shares
AVIP BlackRock Advantage Large Cap Core Class	Nineteen million shares
AVIP BlackRock Advantage Small Cap Growth Class	Twelve million shares
AVIP BlackRock Advantage Large Cap Growth Class	Eighty-two million shares
AVIP AB Risk Managed Balanced Class	One hundred seventy million shares
AVIP Federated Core Plus Bond Class	One hundred fifteen million shares
AVIP Moderately Conservative Model Class	Twenty-eight million shares
AVIP Balanced Model Class	Ninety-seven million shares
AVIP Moderate Growth Model Class	One hundred seventy million shares
AVIP Growth Model Class	Thirty-eight million shares
AVIP iShares Managed Risk Balanced Class	One hundred twenty-three million shares
AVIP iShares Managed Risk Moderate Growth Class	Ninety-five million shares
AVIP iShares Managed Risk Growth Class	Eighty million shares
AVIP Intech US Low Volatility Class	One hundred fifty-five million shares
AVIP AB Relative Value Class	Twenty-five million shares

FOURTH: Immediately after the re-classification of shares, the total number of shares of common stock of all classes that the corporation has authority to issue is one billion five hundred and fifty million (1,550,000,000) shares of par value of one dollar ($1.00) per share, being an aggregate par value of one billion five hundred and fifty million dollars ($1,550,000,000). Such shares have been designated in the following classes:

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AVIP Bond Class	Twenty-two million shares
AVIP BlackRock Balanced Allocation Class	Twenty million shares
AVIP BlackRock Advantage International Equity Class	Thirty-five million shares
AVIP Fidelity Institutional AM® Equity Growth Class	One hundred thirty-four million shares
AVIP AB Small Cap Class	Seventeen million shares
AVIP AB Mid Cap Core Class	Six million shares
AVIP S&P 500® Index Class	Fifty million shares
AVIP S&P MidCap 400® Index Class	Forty-one million shares
AVIP BlackRock Advantage Large Cap Value Class	Twenty-one million shares
AVIP Federated High Income Bond Class	Thirteen million shares
AVIP Nasdaq-100® Index Class	Twenty-seven million shares
AVIP BlackRock Advantage Large Cap Core Class	Nineteen million shares
AVIP BlackRock Advantage Small Cap Growth Class	Twelve million shares
AVIP BlackRock Advantage Large Cap Growth Class	Eighty-two million shares
AVIP AB Risk Managed Balanced Class	One hundred seventy million shares
AVIP Federated Core Plus Bond Class	One hundred fifteen million shares
AVIP Moderately Conservative Model Class	Twenty-eight million shares
AVIP Balanced Model Class	One hundred seven million shares
AVIP Moderate Growth Model Class	Two hundred million shares
AVIP Growth Model Class	Forty-eight million shares
AVIP iShares Managed Risk Balanced Class	One hundred twenty-three million shares
AVIP iShares Managed Risk Moderate Growth Class	Seventy million shares
AVIP iShares Managed Risk Growth Class	Sixty-five million shares
AVIP Intech US Low Volatility Class	One hundred five million shares
AVIP AB Relative Value Class	Twenty million shares

All preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class shall be equal to those of all other classes, as set forth in Article FIFTH of the Articles of Restatement except as otherwise may be provided by the Investment Company Act of 1940 and Rules thereunder.

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Wherefore, AuguStar Variable Insurance Products Fund, Inc., has caused these Articles Supplementary to be executed in Montgomery, Ohio, by its authorized officers this 6th day of December, 2023.

AUGUSTAR VARIABLE INSURANCE PRODUCTS FUND, INC.

By	/s/ R. Todd Brockman	Attest:	/s/ Tim Abbott
	R. Todd Brockman, VP & Treasurer		Tim Abbott, Assistant Secretary

STATE OF OHIO	)
) ss.
COUNTY OF HAMILTON	)

I hereby certify that on the 6th day of December, 2023, before me, the subscriber, a Notary Public of the State of Ohio in and for the County aforesaid, personally appeared R. Todd Brockman, VP & Treasurer of AuguStar Variable Insurance Products Fund, Inc., a Maryland corporation, and acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation, and that the matters set forth in said Articles Supplementary with respect to authorization and approval are true to the best of his knowledge, information and belief, under penalties of perjury.

WITNESS my hand and Notarial Seal the day and year last above written.

/s/ Rebekah Lynn Brock
Notary Public

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